                                                                     EXHIBIT (n)

                    AMENDED AND RESTATED MULTIPLE CLASS PLAN
                                       OF
               AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

     WHEREAS,  the  above-named   corporation  (the  "Issuer")  is  an  open-end
management  investment  company  registered under the Investment  Company Act of
1940, as amended (the "1940 Act");

     WHEREAS,  the common stock of the Issuer is currently  allocated to various classes of separate series of shares;

     WHEREAS, Rule 18f-3 requires that the Board of Directors of the Issuer (the
"Board"),  adopt a written plan (a "Multiple  Class Plan") setting forth (1) the specific arrangement for shareholder services and the distribution of securities for each  class,  (2) the  allocation  of expenses  for each class,  and (3) any related conversion features or exchange privileges;

     WHEREAS,  the Issuer has offered  multiple classes of certain series of the
Issuer's  shares  pursuant  to Rule  18f-3  under  the 1940 Act  since the Board initially adopted the original Multiple Class Plan;

     WHEREAS,  the Board,  including a majority of those  Directors  who are not
"interested persons" as defined in the 1940 Act ("Independent  Directors"),  has determined the Multiple Class Plan dated August 31, 2004 (this "Plan"),  adopted pursuant  to Rule  18f-3  under the 1940 Act,  is in the best  interests  of the shareholders of each class individually and the Issuer as a whole;

     WHEREAS, the Issuer has determined to make non-material changes to the Plan and to add four new funds;

     NOW,  THEREFORE,  the  Issuer  hereby  adopts,  on  behalf of the Funds (as defined in SECTION 2A below), this Plan, in accordance with Rule 18f-3 under the
1940 Act on the following terms and conditions:

SECTION 1. ESTABLISHMENT OF PLAN

As required by Rule 18f-3 under the 1940 Act,  this Plan  describes the multiple class system for certain series of shares of the Issuer,  including the separate class arrangements for shareholder  services and/or  distribution of shares, the method for allocating expenses to classes and any related conversion features or exchange privileges  applicable to the classes.  Upon the initial effective date of this  Plan,  the  Issuer  elects to offer  multiple  classes of shares of its capital stock, as described herein, pursuant to Rule 18f-3 and this Plan.

SECTION 2. FEATURES OF THE CLASSES

a.   DIVISION INTO CLASSES.  Each series of shares of the Issuers  identified in
     SCHEDULE  A  attached  hereto,  and each  series of  shares  of any  Issuer subsequently added to this Plan (collectively,  the "Funds"), may offer one or more of the following classes of shares:

     Investor Class, Institutional Class, Advisor Class and R Class. The classes that each Fund is authorized  to issue  pursuant to this Plan are set forth in SCHEDULE A. Shares of each class of a Fund shall  represent an equal pro rata interest in such Fund,  and generally,  shall have  identical  voting, dividend, liquidation and other rights, preferences,  powers, restrictions, limitations,  qualifications,  and terms and  conditions,  except that each class of shares shall: (A) have a different designation; (B) bear any Class
     Expenses,  as defined in SECTION  3D(3) below;  (C) have  exclusive  voting rights on any matter  submitted to shareholders  that relates solely to its service  arrangement;  and (D) have  separate  voting  rights on any matter submitted to  shareholders  in which the interests of one class differ from the interests of any other class.

b.   FEES.

     The Issuer of the Funds is a party to a Management  Agreement with American
     Century  Investment  Management,   Inc.  ("ACIM"),  the  Funds'  investment
     adviser,  for the provision of investment  advisory and management services and shareholder services.  Because the assets of the Issuer are invested in other open-end management investment companies advised by ACIM, no class or
     Fund  pays any fee to ACIM  for such  investment  advisory  and  management services.  The  Investor,  Advisor  or R Classes  of the Funds  each pay an
     Administrative Fee of 20 basis points for the shareholder services provided by ACIM under the Management  Agreement.  No Administrative  Fee is paid by the Institutional Class of the Funds.

c.   SHAREHOLDER SERVICES AND DISTRIBUTION SERVICES.

     (1) ADVISOR CLASS  DISTRIBUTION  PLAN.  Shares of the Advisor Class of each
     Fund are  offered  subject  to an Advisor  Class  Master  Distribution  and
     Individual  Shareholder Services Plan pursuant to Rule 12b-1 under the 1940
     Act (the "Advisor Class Plan") adopted by the Issuer  effective  August 31,
     2004.  Advisor  Class shares of each Fund shall pay the Advisor,  as paying agent for the Fund, for the expenses of individual shareholder services and distribution  expenses  incurred in connection with providing such services for shares of the Fund,  as  provided  in the  Advisor  Class  Plan,  at an aggregate  annual  rate of .25% of the  average  daily  net  assets of such class.

     (2) R CLASS  DISTRIBUTION  PLAN.  Shares  of the R Class  of each  Fund are
     offered  subject  to  an  R  Class  Master   Distribution   and  Individual
     Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act (the "R
     Class  Plan")  adopted by the Issuer  effective  August 31,  2004.  R Class shares of each Fund shall pay the  Advisor,  as paying  agent for the Fund, for the  expenses  of  individual  shareholder  services  and  distribution expenses  incurred in connection with providing such services for shares of the Fund, as provided in the R Class Plan,  at an aggregate  annual rate of
     .50% of the average daily net assets of such class.

     (3)   DEFINITION  OF  SERVICES.   Under  the  Advisor  and  R  Class  Plans
     (collectively the "12b-1 Plans"),  "distribution expenses" include, but are not limited to,  expenses  incurred in connection with (A) payment of sales commission,  ongoing  commissions  and other payments to brokers,  dealers, financial  institutions  or others who sell  shares of the  relevant class  pursuant to Selling  Agreements;  (B)  compensation  to employees of
     Distributor  who  engage in or  support  distribution  of the shares of the relevant class; (C) compensation to, and expenses  (including  overhead and telephone  expenses)  of,  Distributor;  (D) the printing of  prospectuses, statements  of additional  information  and reports for other than existing shareholders;  (E) the  preparation,  printing  and  distribution  of sales literature and advertising  materials  provided to the Funds'  shareholders and prospective  shareholders;  (F) receiving and answering  correspondence
     from  prospective   shareholders,   including  distributing   prospectuses,
     statements of additional  information,  and  shareholder  reports;  (G) the provision of  facilities to answer  questions  from  prospective  investors about Fund shares;  (H) complying  with federal and state  securities  laws pertaining  to  the  sale  of  Fund  shares;  (I)  assisting  investors  in completing  application  forms and  selecting  dividend  and other  account options;  (J) the  provision of other  reasonable  assistance in connection with the distribution of Fund shares;  (K) the organizing and conducting of sales seminars and payments in the form of  transactional  compensation  or promotional  incentives;  (L) profit on the  foregoing;  and (M) such other distribution and services  activities as the Issuer  determines may be paid for by the Issuer pursuant to the terms of this Agreement and in accordance with  Rule  12b-1 of the 1940  Act;  provided  that if the  Securities  and
     Exchanges Commission  determines that any of the foregoing services are not permissible  under  Rule  12b-1,  any  payments  for such  activities  will automatically cease.

     "Individual  shareholder  services" are those activities for which services fees may be paid as  contemplated  by the  Conduct  Rules of the  Financial
     Industry  Regulatory  Authority  ("FINRA"),  and may  include,  but are not limited to: (A) individualized and customized investment advisory services, including the consideration of shareholder profiles and specific goals; (B)
     the creation of investment  models and asset  allocation  models for use by the shareholder in selecting  appropriate  Funds; (C) proprietary  research
     about  investment   choices  and  the  market  in  general;   (D)  periodic
     rebalancing of shareholder  accounts to ensure compliance with the selected asset allocation;  (E) consolidation of shareholder  accounts in one place;
     and (F) other individual  services;  provided that if FINRA determines that any of the foregoing  activities are not permissible,  any payment for such activities will automatically cease.

SECTION 3. ALLOCATION OF INCOME AND EXPENSES

a.   NON-DAILY DIVIDEND FUNDS. The gross income, realized and unrealized capital gains and losses and  expenses  (other than Class  Expenses)  of each Fund, other than the Daily  Dividend  Funds,  shall be allocated to each class on the basis of its net asset  value  relative  to the net asset  value of the
     Fund.  Expenses to be so allocated  also include  Issuer  Expenses and Fund
     Expenses.

b.   APPORTIONMENT OF CERTAIN EXPENSES.  Expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Issuer
     Expenses and Fund  Expenses  will be allocated  among the classes of shares pro rata based on their  relative  net asset  values in relation to the net asset value of all outstanding shares in the Fund.  Approved Class Expenses shall be allocated to the particular class to which they are  attributable.
     In addition,  certain expenses may be allocated differently if their method of imposition

     changes.  Thus,  if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation  among classes,  as determined by the Advisor.

c.   DEFINITIONS.

     (1) ISSUER EXPENSES.  "Issuer Expenses" include expenses of the Issuer that are not  attributable  to a  particular  Fund or  class  of a Fund.  Issuer
     Expenses  include  fees  and  expenses  of  those  Independent   Directors,
     including  counsel  fees  for  the  Independent   Directors,   and  certain
     extraordinary  expenses  of the  Issuer  that  are  not  attributable  to a particular Fund or class of a Fund.

     (2) FUND EXPENSES.  "Fund Expenses" include expenses of the Issuer that are attributable to a particular fund but are not  attributable to a particular class of the Fund. Fund Expenses include (i) interest expenses, (ii) taxes,
     (iii) brokerage expenses, and (iv) certain extraordinary expenses of a Fund that are not attributable to a particular class of a Fund.

     (3) CLASS EXPENSES.  "Class Expenses" are expenses that are attributable to a  particular  class of a Fund and  shall be  limited  to:  (i)  applicable unified  fee;  (ii)  payments  made  pursuant  to the  12b-1  Plan  of each applicable Class; and (iii) certain extraordinary  expenses of an Issuer or
     Fund that are attributable to a particular class of a Fund.

     (4) EXTRAORDINARY EXPENSES.  "Extraordinary expenses" shall be allocated as an Issuer  Expense,  a Fund  Expense or a Class  Expense in such manner and utilizing such methodology as the Advisor shall reasonably determine, which determination shall be subject to ratification or approval of the Board and shall be consistent with applicable legal principles and requirements under the 1940 Act and the Internal  Revenue Code, as amended.  The Advisor shall report to the Board quarterly regarding those  extraordinary  expenses that have  been  allocated  as Class  Expenses.  Any such  allocations  shall be reviewed by, and subject to the approval of, the Board.

SECTION 4. EXCHANGE PRIVILEGES

Subject to the restrictions and conditions set forth in the Funds' prospectuses, shareholders  may (i)  exchange  shares of one class of a Fund for shares of the same class of another Fund,  (ii) exchange  Investor  Class shares for shares of any fund within the American  Century  family of funds that only offers a single class of shares (a "Single Class Fund"), and (iii) exchange shares of any Single
Class Fund for Investor  Class shares of another Fund,  provided that the amount to be exchanged meets the applicable  minimum  investment  requirements  and the
shares  to  be  acquired  in  the  exchange  are   qualified  for  sale  in  the
stockholder's state of residence.

SECTION 5. CONVERSION FEATURES

Conversions  from one class of a Fund's  shares into another class of shares are not permitted; PROVIDED, HOWEVER, that if a shareholder of a particular class is no longer  eligible  to own  shares of that  class,  upon  prior  notice to such shareholder,  those  shares will be  converted to shares of the same Fund but of another class in which such shareholder is eligible to invest.  Similarly,  if a shareholder becomes eligible to invest in shares of another class that has lower expenses than the class in which such shareholder is invested,  such shareholder may be  eligible  to convert  into shares of the same Fund but of the class with the lower expenses.

SECTION 6. QUARTERLY AND ANNUAL REPORTS

The Board shall receive  quarterly and annual  reports  concerning all allocated
Class  Expenses and  distribution  and  servicing  expenditures  complying  with paragraph  (b)(3)(ii) of Rule 12b-1,  as it may be amended from time to time. In the reports, only expenditures properly attributable to the sale or servicing of a  particular  class of  shares  will be used to  justify  any  distribution  or servicing fee or other expenses charged to that class.  Expenditures not related to the sale or  servicing  of a  particular  class shall not be presented to the
Board to justify any fee attributable to that class. The reports,  including the allocations  upon  which  they are  based,  shall be  subject  to the review and approval  of the  Independent  Directors  of the  Issuer  who have no  direct or indirect  financial  interest in the  operation  of this Plan in the exercise of their fiduciary duties.

SECTION 7. WAIVER OR REIMBURSEMENT OF EXPENSES

Expenses  may be waived or  reimbursed  by any  adviser  to the  Issuer,  by the
Issuer's  underwriter or by any other provider of services to the Issuer without the prior  approval of the Board,  provided that the fee is waived or reimbursed to all shares of a particular Fund in proportion to their relative average daily net asset values.

SECTION 8. EFFECTIVENESS OF PLAN

Upon  receipt of  approval  by votes of a majority of both (a) the Board and (b)
the Independent Directors, this Plan shall become effective August 31, 2004.

SECTION 9. MATERIAL MODIFICATIONS

This  Plan may not be  amended  to  modify  materially  its  terms  unless  such amendment  is approved a majority of both (a) the Board and (b) the  Independent
Directors;  PROVIDED;  HOWEVER;  that a new Fund may be added by the Issuer upon approval by that Issuer's Board by executing a new Schedule A to this Plan.

     IN WITNESS  WHEREOF,  the Issuer has adopted this Multiple Class Plan as of
May 28, 2008.

                                            AMERICAN CENTURY ASSET ALLOCATION
                                              PORTFOLIOS, INC.

                                            By: /s/  Charles A. Etherington
                                                --------------------------------
                                                Charles A. Etherington
                                                Senior Vice President

                                   SCHEDULE A

               COMPANIES AND FUNDS COVERED BY THIS MULTICLASS PLAN
----------------------------------------------------------------------------------------
                                                   INVESTOR  INSTITU-  ADVISOR     R
                     FUNDS                          CLASS     TIONAL    CLASS    CLASS
                                                               CLASS
----------------------------------------------------------------------------------------
AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

>> LIVESTRONG 2015 Portfolio                       Yes        Yes       Yes      Yes
>> LIVESTRONG 2025 Portfolio                       Yes        Yes       Yes      Yes
>> LIVESTRONG 2035 Portfolio                       Yes        Yes       Yes      Yes
>> LIVESTRONG 2045 Portfolio                       Yes        Yes       Yes      Yes
>> LIVESTRONG Income Portfolio                     Yes        Yes       Yes      Yes
>> LIVESTRONG 2020 Portfolio                       Yes        Yes       Yes      Yes
>> LIVESTRONG 2030 Portfolio                       Yes        Yes       Yes      Yes
>> LIVESTRONG 2040 Portfolio                       Yes        Yes       Yes      Yes
>> LIVESTRONG 2050 Portfolio                       Yes        Yes       Yes      Yes
----------------------------------------------------------------------------------------

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